                                                                   EXHIBIT 99.d4

                    AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT

     THIS AMENDMENT NO. 1 TO MANAGEMENT  AGREEMENT  ("Amendment")  is made as of the 1st day of August,  2003, by and between  AMERICAN  CENTURY  STRATEGIC ASSET
ALLOCATIONS,    INC.,   a   Maryland   corporation   (hereinafter   called   the
"Corporation"),  and AMERICAN CENTURY  INVESTMENT  MANAGEMENT,  INC., a Delaware
corporation (hereinafter called the "Investment Manager").

     WHEREAS,  the  Corporation  and the Investment  Manager are parties to that certain  Management  Agreement  dated  August 1,  1997,  as  updated  by certain addendums from time to time ("Agreement"); and

     WHEREAS,  the parties  hereto desire to enter into this Amendment to revise the amount of  compensation  paid to the  Investment  Manager  for one series of shares.

     NOW,  THEREFORE,  IN  CONSIDERATION  of the mutual  promises and agreements herein contained, the parties agree as follows:

     1.  Amendment  of  Management  Fees.  Section 6 of the  Agreement is hereby amended by deleting the fees shown for the Strategic  Allocations:  Conservative
Fund and replacing them as follows:

    Name of Series        Name of Class           Applicable Fee Rate
    --------------        -------------           -------------------

Strategic Allocations:    Investor Class          1.00% first $500 million
  Conservative Fund                               0.95% $500 million-$1 billion
                                                  0.90% over $1 billion

                          Institutional Class     0.80% first $500 million
                                                  0.75% $500 million-$1 billion
                                                  0.70% over $1 billion

                          Advisor Class           0.75% first $500 million
                                                  0.70% $500 million-$1 billion
                                                  0.65% over $1 billion

     2.  Continuation of Agreement.  The Agreement shall continue in effect with
respect  to  the  Strategic   Allocations:   Conservative  Fund,  unless  sooner
terminated  as  hereinafter  provided,  until  August 1,  2004,  and for as long thereafter as its continuance is specifically  approved at least annually (a) by the Board of  Directors of the  Corporation  or by the vote of a majority of the outstanding  class of voting  securities of each series and (b) by the vote of a majority  of the  Directors  of the  Corporation,  who  are not  parties  to the
Agreement or interested  persons of any such party,  cast in person at a meeting called for the purpose of voting on such approval.

     3.  Ratification and Confirmation of Agreement.  In the event of a conflict between the terms of this  Amendment and the  Agreement,  it is the intention of the parties that the terms of this  Amendment  shall  control and the  Agreement shall  be  interpreted  on that  basis.  To the  extent  the  provisions  of the
Agreement  have not been amended by this  Amendment,  the parties hereby confirm and ratify the Agreement.

     4. Full Force and  Effect.  Except as  expressly  supplemented,  amended or consented to hereby, all of the representations,  warranties,  terms,  covenants and conditions of the Agreement shall remain  unamended and shall continue to be in full force and effect.

     IN WITNESS  WHEREOF,  the parties have caused this Amendment to be executed by their respective duly authorized  officers as of the day and year first above written.

Attest:                                 AMERICAN CENTURY STRATEGIC
                                         ASSET ALLOCATIONS, INC.

/s/ Janet A. Nash                       /s/ Charles A. Etherington
-------------------------------         ------------------------------------
Janet A. Nash                           Charles A. Etherington
Assistant Secretary                     Vice President

Attest:                                 AMERICAN CENTURY INVESTMENT
                                          MANAGEMENT, INC.

/s/ Janet A. Nash                       /s/ Charles A. Etherington
-------------------------------         -----------------------------------
Janet A. Nash                           Charles A. Etherington
Assistant Secretary                     Vice President